Filed Pursuant to Rule 424(b)(5)
                                                      Registration No. 333-69388


The information in this prospectus supplement is not complete and may be changed. Neither this prospectus supplement nor the accompanying prospectus is an offer to sell these securities or is soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted

                  SUBJECT TO COMPLETION, DATED OCTOBER 29, 2001

Preliminary Prospectus Supplement
___________, 2001
 (To Prospectus Dated October 29, 2001)

[LOGO OF SONOCO]

                                 $--------------

                             Sonoco Products Company

                        % Notes Due ____________ __, 20__



         We will pay interest on the Notes each ________________ and ______________. The first interest payment will be made on _______________, 2002. We may redeem the Notes prior to maturity, in whole or in part, at a redemption price equal to the greater of the principal amount of the Notes or the make-whole price described in this prospectus supplement, plus in each case accrued interest to the date of redemption. See "Description of the Notes -- Optional Redemption" on page S-5.

         The Notes will be unsecured and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness.

                                                        Per Note          Total
Price to public (1)...................................          %        $
Underwriting discounts and commissions................          %        $
Proceeds, before expenses, to us (1)..................          %        $

(1) Plus accrued interest, if any, from  _________________, 2001.

         Delivery of the Notes will be made in book-entry form only, through the facilities of the Depository Trust Company on or about _____, 2001.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

                          Joint Book - Running Managers

Banc of America Securities LLC                        Credit Suisse First Boston

                                ________________
Wachovia Securities
                 Deutsche Banc Alex. Brown
                                         SunTrust Robinson Humphrey
                                                               BMO Nesbitt Burns

         You should rely only on the information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. The information in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus may only be accurate on the date of this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.



                                TABLE OF CONTENTS


                              Prospectus Supplement
                                                                            Page

Where You Can Find More Information......................................    S-3
Forward-Looking Statements...............................................    S-3
Sonoco Products Company..................................................    S-4
Ratio of Earnings to Fixed Charges.......................................    S-4
Use of Proceeds..........................................................    S-5
Description of the Notes.................................................    S-5
Underwriting.............................................................    S-7
Notice to Canadian Residents.............................................    S-9
Validity of the Notes....................................................    S-9
Experts..................................................................   S-10


                                   Prospectus
                                                                            Page

Risk Factors.............................................................      2
About this Prospectus....................................................      3
Where You Can Find More Information......................................      4
Sonoco Products Company..................................................      5
Forward-Looking Statements...............................................      5
Use of Proceeds..........................................................      6
Ratio of Earnings to Fixed Charges.......................................      6
Description of the Debt Securities.......................................      6
Plan of Distribution.....................................................     16
Experts..................................................................     16
Validity of the Debt Securities..........................................     17

                               __________________

         These offering materials consist of two documents: (a) this prospectus supplement, which describes the terms of the Notes that we are currently offering, and (b) the accompanying prospectus, which provides general information about our debt securities, some of which may not apply to the Notes that we are currently offering. The information in this prospectus supplement supersedes any inconsistent information included in the accompanying prospectus.

         In various places in this prospectus supplement and the accompanying prospectus, we refer you to other sections of such documents for additional information by indicating the caption headings of such other sections. The page on which each principal caption included in this prospectus supplement and the accompanying prospectus can be found is listed in the table of contents above. All such cross references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise stated.

                       WHERE YOU CAN FIND MORE INFORMATION

         The Securities and Exchange Commission, or SEC, allows us to "incorporate by reference" the information in documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and should be read with the same care. Later information that we file with the SEC will automatically update and supersede that information.

         The following documents are currently incorporated in and made a part of this prospectus supplement and the accompanying prospectus by reference in connection with the offering of the Notes:

     o Our Annual Report on Form 10-K, and our Annual Report on Form 10-K/A, for our fiscal year ended December 31, 2000.

     o Our Quarterly Reports on Form 10-Q for the quarters ended April 1, 2001, and July 1, 2001.

     o Our Current Reports on Form 8-K dated September 11, 2001 and October 30, 2001.

         Any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the completion of the offering of the Notes will also be incorporated by reference into this prospectus supplement and the accompanying prospectus.

         We will provide without charge to each person (including any beneficial owner) to whom this prospectus supplement and the accompanying prospectus is delivered, upon written or oral request, a copy of any documents incorporated by reference in this prospectus supplement and the accompanying prospectus (other than the exhibits to such documents unless those exhibits are specifically incorporated by reference). You should direct your request to Charles J. Hupfer, Vice President, Treasurer and Secretary, Sonoco Products Company, One North Second Street, Hartsville, South Carolina 29550, telephone (843) 383-7000, or e-mail info@sonoco.com.

                           FORWARD-LOOKING STATEMENTS

         This prospectus supplement includes and incorporates by reference "forward-looking statements" within the meaning of the securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "anticipate" and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding offsetting high raw material costs, adequacy of income tax provisions, refinancing of debt, adequacy of cash flows, effects of acquisitions and dispositions, and financial strategies and the results expected from them.

         These  forward-looking  statements  are based on current  expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Such information includes, without limitation, discussions as to estimates, expectations, beliefs, plans, strategies, and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks and uncertainties include, without limitation:

     o    availability and pricing of raw materials;

     o    success of new product development and introduction;

     o    ability to maintain or increase productivity levels;

     o    international, national and local economic and market conditions;

     o    ability to maintain market share;

     o    pricing pressures and demand for products;

     o continued strength of our paperboard-based engineered carrier and composite can operations;

     o    anticipated results of restructuring activities;

     o ability to successfully integrate newly acquired businesses into our operations;

     o    currency stability and the rate of growth in foreign markets;

     o    actions of government agencies; and

     o loss of consumer confidence and economic disruptions resulting from terrorist activities.

         We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties, and assumptions, the forward-looking events discussed in this prospectus supplement and the accompanying prospectus might not occur.

                             SONOCO PRODUCTS COMPANY

         The following summary description of our business is qualified entirely by, and should be read together with, the more detailed information and financial statements incorporated by reference in this prospectus supplement and the accompanying prospectus.

         We are a South Carolina corporation founded in Hartsville, South Carolina in 1899. We are a major global manufacturer of paperboard-based and other industrial and consumer packaging products. We are also vertically integrated into paperboard production and recovered paper collection, which means that the paperboard used in our packaging products is produced substantially from recovered paper our subsidiaries collect. We operate an extensive network of plants in the United States and have subsidiaries in Asia, Europe, Canada, Mexico, South America, Australia, and New Zealand, and affiliates in numerous locations around the world. We have made a number of acquisitions, and we expect to acquire additional companies in the future that we believe provide meaningful opportunities in industrial and consumer markets. We may also dispose of operations when we believe that doing so is consistent with our overall goals and strategies. Our principal executive offices are located at One North Second Street, P.O. Box 160, Hartsville, South Carolina 29551-0160 (Telephone No. (803) 383-7000).

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table shows for the periods indicated:

     o    our ratio of earnings to fixed charges, as well as

     o our ratio of earnings adjusted to exclude gains or losses on assets held for sale to fixed charges.

                                                                Nine Months                  Years Ended December 31
                                                                  Ended                      -----------------------
                                                             September 3, 2001    2000     1999        1998        1997       1996
                                                             -----------------    ----     ----        ----        ----       ----

Ratio of Earnings to Fixed Charges .........................       3.53x         4.53x     5.27x       5.95x       1.92x       5.03x
Ratio of Earnings (adjusted) to Fixed Charges ..............       3.53x         4.46x     5.22x       4.49x       5.18x       5.03x

         For purposes of these calculations, "earnings" consist of income from operations before income taxes, fixed charges and amortization of capitalized interest, less capitalized interest. "Earnings (adjusted)" consist of earnings as described in the preceding sentence plus or minus gains or losses, respectively, on assets held for sale. "Fixed charges" consist of interest on all indebtedness, capitalized interest, amortization of bond discounts, and the portion of rental expense considered to be representative of the interest factor.

                                 USE OF PROCEEDS

         We estimate that we will receive net proceeds of approximately $___________ million from the sale of the Notes, after we deduct the underwriting discounts and commissions and expenses of the offering. We plan to use the net proceeds from the sale of the Notes to pay down maturing commercial paper. The commercial paper matures daily and has an average rate of approximately 2.72%.

                            DESCRIPTION OF THE NOTES

         Particular terms of the Notes offered by this prospectus supplement are summarized below. The summary supplements the description of the general terms of the debt securities, of which the Notes offered by this prospectus supplement are a part, set forth under "Description of the Debt Securities" in the accompanying prospectus. If anything summarized below is inconsistent with the general terms described in the accompanying prospectus, you should consider the particular terms summarized below to be the ones that prevail. You should read the accompanying prospectus in conjunction with this prospectus supplement. The following summary of certain provisions of the Indenture governing the Notes and the Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Indenture, including the definitions of certain terms in the Indenture and those terms made a part of the Indenture by the Trust Indenture Act of 1939.

General

         The Notes will be issued initially in the principal amount of $___________. The Notes will be issued in denominations of $1,000 and integral multiples of $1,000. Additional Notes may be issued in the future, from time to time by a resolution of our Board of Directors without the consent of the existing holders of the Notes, under the same series with the same terms and conditions and with the same CUSIP number as the Notes being offered hereby. The Notes will be unsecured obligations issued under the Indenture, dated as of June 15, 1991, between us, as issuer, and The Bank of New York, as successor trustee, and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness.

         The Notes will bear interest at ____% per year and will mature on __________, 20__. Interest on each Note will be payable semiannually on
______________ and ___________ of each year, commencing  ____________,  200_, to the person in whose name the Notes are registered at the close of business on ___________ and ___________, as the case may be, immediately preceding such interest payment dates. Interest on the Notes will accrue from the date of issue and will be paid on the basis of a 360-day year consisting of twelve 30-day months.

Optional Redemption

         The Notes will be redeemable, in whole or in part, at our option at any time at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes, or (ii) as determined by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments of principal and interest on the Notes (not including any portion of those payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis assuming a 360 day year consisting of twelve 30 day months at the Adjusted Treasury Rate (as defined below) plus [__] basis points plus, in each case, accrued and unpaid interest on the Notes to the redemption date.

         In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or such other method as the Trustee in its sole discretion deems appropriate and fair; however, any redemption relating to a public equity offering of equity securities will be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the Depositary's procedures). No Notes of a principal amount of $1,000 or less will be redeemed in part. Notice of any redemption will be mailed by first class mail at least 30 days but not more than 60 days before the redemption date to each holder of the Notes to be redeemed at its registered address. If any Notes are to be redeemed in part only, the notice of redemption that relates to the Notes will state the portion of the Notes to be redeemed. New Notes in principal amounts of $1,000 equal to the unredeemed portion of the Notes will be issued in the name of the holder of the Notes upon surrender for cancellation of the original Notes. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or the portions of the Notes called for redemption.

Definitions of some of the terms used in this section are as follows:

         "Adjusted Treasury Rate" means, with respect to any redemption date, the annual rate equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of a selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotation, or (ii) if the trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of the quotations.

         "Reference Treasury Dealer" means (i) each of Banc of America Securities LLC and Credit Suisse First Boston Corporation and their respective successors; however, if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by us.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date.

         "Quotation Agent" means the Reference Treasury Dealer appointed by us.

Book-Entry System

         The Notes will be issued in book-entry form as one or more global securities, and may only be withdrawn from The Depository Trust Company, as depositary, and exchanged for physical securities in the limited situations described under "Description of the Debt Securities--Book-Entry Securities" in the accompanying prospectus.

Sinking Fund

         There is no provision for a sinking fund for the Notes.

Defeasance

         Under certain circumstances, we will be deemed to have discharged the entire indebtedness on all of the outstanding Notes, or certain restrictive covenants under the Indenture, by defeasance. See "Description of the Debt Securities-- Defeasance of Offered Debt Securities or Certain Covenants in Certain Circumstances" in the accompanying prospectus for a description of the terms of any such defeasance that will be applicable to the Notes.

Covenants

         The Indenture governing the Notes contains covenants that will, among other things, limit our ability to:

     o    incur certain liens securing indebtedness; and
     o    engage in certain sale-leaseback transactions.

         For a description of these covenants, see "Description of the Debt Securities--Certain Covenants of the Company" in the accompanying prospectus.

Consolidation, Merger and Sale of Assets

         We are not permitted under the Indenture to consolidate with or merge into another person or transfer or lease substantially all of our assets to another person unless such person is a U.S. entity that assumes our obligations under the Indenture and certain other conditions are met. For a description of these conditions, see "Description of the Debt Securities--Consolidation, Merger and Sale of Assets" in the accompanying prospectus.

                                  UNDERWRITING

         Under the terms and subject to the conditions contained in an underwriting agreement dated __________, 2001, we have agreed to sell to the underwriters named below, and each of the underwriters has severally agreed to purchase, the respective principal amounts of the Notes set forth opposite its name. Banc of America Securities LLC and Credit Suisse First Boston Corporation are acting as representatives for the underwriters in the offering of the Notes.

                                                                    Principal
         Underwriters                                            Amount of Notes
         ------------                                            ---------------

         Banc of America Securities LLC.......................     $........
         Credit Suisse First Boston Corporation...............

         First Union Securities, Inc. ........................
         Deutsche Banc Alex. Brown, Inc. .....................
         SunTrust Capital Markets, Inc. ......................
         BMO Nesbitt Burns Corp. .............................
         Total................................................     $........

         First Union Securities, Inc. ("FUSI"), a subsidiary of Wachovia Corporation, conducts its investment banking, institutional, and capital markets businesses under the trade name of Wachovia Securities. Any references to "Wachovia Securities" in this prospectus supplement, however, do not include Wachovia Securities, Inc., a separate broker-dealer subsidiary of Wachovia Corporation and sister affiliate of FUSI which may or may not be participating as a separate selling dealer in the distribution of the Notes.

         The underwriters propose to offer the Notes initially at the public offering price on the cover page of this prospectus supplement and to selling group members at that price less a concession of ____% of the principal amount per Note. The underwriters and selling group members may allow a discount of ____% of such principal amount per Note on sales to other broker/dealers. After the initial public offering, the public offering price and concession and discount to broker/dealers may be changed by the underwriters.

         We  estimate  that  our  out-of-pocket   expenses  for  this  offering,
excluding  underwriting   discounts  and  commissions,   will  be  approximately
$____________.

         The Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Notes on any national securities exchange or for quotation of the Notes on any automated dealer quotation system. One or more of the underwriters intend to make a secondary market for the Notes. However, they are not obligated to do so and may discontinue making a secondary market for the Notes at any time without notice. No assurance can be given as to how liquid the trading market for the Notes will be or that a public trading market for the Notes will develop. If no active public trading market develops, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on factors such as prevailing interest rates, the market for similar securities, our performance and other factors.

         The   underwriters   may   engage   in   over-allotment,    stabilizing
transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

     o Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position.

     o Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

     o Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover syndicate short positions.

     o Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the Notes originally sold by the syndicate member are purchased in a stabilizing transaction or a syndicate covering transaction to cover syndicate short positions.

         These stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Notes to be higher than it would otherwise be in the absence of these transactions. The underwriters are not obligated to enter into any such transactions, and, if commenced, they may be terminated at any time without notice. We and the underwriters make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes.

         We  have  agreed  to  indemnify  the   underwriters   against   certain
liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters may be required to make in respect thereof.

         In the ordinary course of their respective businesses, Banc of America Securities LLC and Credit Suisse First Boston Corporation have provided, and in the future may provide, investment banking and financial advisory services to us. Various of the other underwriters named above or their affiliates also have provided, and in the future may provide, investment banking, commercial banking, trust or financial advisory services to us. Additionally, in the ordinary course of their respective businesses, affiliates of Banc of America Securities LLC and Credit Suisse First Boston Corporation have provided, and in the future may provide, commercial banking services to us. In particular, Bank of America, N.A., an affiliate of Banc of America Securities LLC, an underwriter in this offering, is the administrative agent, and Bank of America, N.A. and Credit Suisse First Boston are lenders under our credit facility. Banc of America Securities LLC and Credit Suisse First Boston Corporation and their affiliates have received, and may continue to receive, customary fees in connection with those services. Charles W. Coker, our Chairman, and Paul Fulton, another of our directors, serve both on our Board of Directors as well as on the Board of Directors of Bank of America Corporation, the parent company of Banc of America Securities LLC. Hugh L. McColl, Chairman Emeritus of Bank of America Corporation also serves on our Board of Directors. R. J. Brown and Dona Davis Young, both of whom are directors of the Company, are also directors of Wachovia Corporation, the parent company of First Union Securities, Inc. The decisions of Banc of America Securities LLC and Credit Suisse First Boston Corporation to distribute the Notes were made independent of their lending affiliates, Bank of America, N.A. and Credit Suisse First Boston, respectively, which lenders had no involvement in determining whether or when to distribute the Notes under this offering or the terms of this offering. Banc of America Securities LLC and Credit Suisse First Boston Corporation will not receive any benefit from this offering other than the underwriting discounts and commissions paid by us.

                          NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

         The distribution of the Notes in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of the Notes are made. Any resale of the Notes in Canada must be made under applicable securities laws, which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the Notes.

Representations of Purchasers

         By purchasing the Notes in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that

     o the purchaser is entitled under applicable provincial securities laws to purchase the Notes without the benefit of a prospectus qualified under those securities laws,
     o where required by law, that the purchaser is purchasing as principal and not as agent, and
     o    the purchaser has reviewed the text above under "Resale Restrictions."

Rights of Action (Ontario Purchasers)

         The securities being offered are those of a foreign issuer and Ontario purchasers will not receive the contractual right of action prescribed by Ontario securities law. As a result, Ontario purchasers must rely on other remedies that may be available, including common law rights of action for damages or rescission or rights of action under the civil liability provisions of the U.S. federal securities laws.

Enforcement of Legal Rights

         All of the issuer's directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon the issuer or such persons. All or a substantial portion of the assets of the issuer and such persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada or to enforce a judgement obtained in Canadian courts against such issuer or persons outside of Canada.

Taxation and Eligibility for Investment

         Canadian purchasers of Notes should consult their own legal and tax advisors with respect to the tax consequences of an investment in the Notes in their particular circumstances and about the eligibility of the Notes for investment by the purchaser under relevant Canadian legislation.

                              VALIDITY OF THE NOTES

         The validity of the Notes offered hereby will be passed upon for us by Haynsworth Sinkler Boyd, P.A., Columbia, South Carolina, our general counsel. Moore & Van Allen PLLC, Charlotte, North Carolina, will issue opinions to the underwriters regarding certain legal matters relating to the Notes. Various attorneys in the firms of Haynsworth Sinkler Boyd, P.A., and Moore & Van Allen PLLC, and members of their immediate families own or have beneficial interests in shares of our common stock.

                                     EXPERTS





         See "EXPERTS" in the accompanying prospectus.

                             SONOCO PRODUCTS COMPANY
[LOGO] (R)
                                  $250,000,000

                                 Debt Securities

         We may offer from time to time debt securities. We will describe the specific terms of the debt securities in supplements to this prospectus. You should read this prospectus and the accompanying prospectus supplement carefully before you invest.

                                _________________


         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                                _________________

         We may offer the debt securities in amounts, at prices and on terms determined at the time of offering. We may sell the debt securities directly to you, through agents we select, or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the debt securities, we will name them and describe their compensation in a prospectus supplement.

                The date of this Prospectus is October 29, 2001.

                                TABLE OF CONTENTS


RISK FACTORS...................................................................2
ABOUT THIS PROSPECTUS..........................................................3
WHERE YOU CAN FIND MORE INFORMATION............................................4
SONOCO PRODUCTS COMPANY........................................................5
FORWARD-LOOKING STATEMENTS.....................................................5
USE OF PROCEEDS................................................................6
RATIO OF EARNINGS TO FIXED CHARGES.............................................6
DESCRIPTION OF THE DEBT SECURITIES.............................................6
PLAN OF DISTRIBUTION..........................................................16
EXPERTS  16
VALIDITY OF THE DEBT SECURITIES...............................................17

                                  RISK FACTORS

         In addition to the other information set forth or incorporated by reference in this Prospectus, you should carefully consider the following risk factors before purchasing the Debt Securities.

Conditions in foreign countries where we operate may reduce our earnings.

         We have operations throughout North and South America, Europe and Asia with facilities in 33 countries serving customers in 85 countries. In 2000, approximately 27% of our sales and 24% of our pretax income came from operations and sales outside of the United States. Accordingly, our revenues and income may be adversely affected by economic conditions, political situations and changing laws and regulations in those countries.

Foreign exchange rate fluctuations may reduce our earnings.

         As a result of operating globally, we are exposed to market risk from changes in foreign exchange rates. We monitor these exposures and from time to time use currency swaps and forward foreign exchange contracts to hedge a portion of the net investment in foreign subsidiaries, foreign currency assets and liabilities, or forecasted transactions denominated in foreign currencies. Nonetheless, to the extent we have unhedged positions or our hedging procedures do not work as planned, fluctuating currencies could reduce our sales and net income. Our financial performance is directly affected by exchange rates by translations into U. S. dollars for financial reporting purposes of the assets and liabilities of our foreign operations conducted in local currencies.

We  may   encounter   difficulties   arising  from   integrating   acquisitions,
restructuring our operations or closing or disposing of facilities.

         We have completed acquisitions, closed higher cost facilities, sold non-core assets, and otherwise restructured our operations in an effort to improve our cost competitiveness and profitability. Some of these activities are ongoing, and we cannot guarantee that any such activities will not divert the attention of management or disrupt our ordinary operations or those of our subsidiaries. Moreover, our production capacity or the actual amount of products we produce may be reduced as a result of these activities.

         We have made numerous acquisitions in recent years, are currently involved in a number of acquisitions and actively seek new acquisitions that meet our criteria. Acquired businesses may not achieve the levels of revenue, profit or productivity or otherwise perform as we expect.

         Acquisitions also involve special risks, including without limitation the potential assumption of unanticipated liabilities and contingencies and difficulties in integrating acquired businesses. While we believe that our acquisitions will improve our competitiveness and profitability, we can give no assurance that acquisitions will be successful or accretive to earnings.

We are subject to environmental regulations and liabilities that could weaken our operating results.

         Federal, state, provincial, foreign and local environmental requirements, particularly those relating to air and water quality, are a significant factor in our business. In the past we have had, and in the future may face, environmental liability for the costs of remediating soil or groundwater that is or was contaminated by us or a third party at various sites which are now or were previously owned or operated by us. Legal proceedings may result in the imposition of fines or penalties as well as mandated remediation programs that require substantial, and in some instances, unplanned capital expenditures. There also may be similar liability at sites with respect to which either we have received, or in the future may receive, notice that we may be a potentially responsible party and which are the subject of cleanup activity under the Comprehensive Environmental Response, Compensation and Liability Act, analogous state laws and other laws concerning hazardous substance contamination.

         We have incurred in the past and may incur in the future, fines and penalties relating to environmental matters and costs relating to the damage of natural resources, lost property values and toxic tort claims. We have made expenditures to comply with environmental regulations and expect to make additional expenditures in the future. As of July 1, 2001, we had approximately $4 million reserved for environmental liabilities. However, we could incur additional expenditures due to changes in law or the discovery of new information, and those expenditures could have a material adverse effect on our operating results.

Raw materials price increases may reduce our earnings.

         Many of the raw materials we use are commodities purchased from third parties. Principal examples are recovered paper and resin. Prices of these commodities are subject to substantial fluctuations which are beyond our control and can adversely affect our profitability. Even though many of our long term contracts with buyers of our products permit limited price adjustments to reflect increased raw material costs and even though we may increase our prices in an effort to offset increases in raw materials costs, such adjustments may not occur quickly enough or be sufficient to prevent adverse effects on earnings.

Energy price increases may reduce our earnings.

         Our manufacturing operations require the use of substantial amounts of electricity and natural gas. These are subject to significant price fluctuations as the result of changes in overall supply and demand. Increases in energy costs can adversely affect our earnings.

                              ABOUT THIS PROSPECTUS

         This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration process. Under this shelf registration process, we may sell in one or more offerings up to a total dollar amount of $250,000,000 of debt securities.

         This prospectus provides you with a general description of the debt securities we may sell. Each time we sell debt securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add to, update or change information contained in this prospectus.

         You should read both this prospectus and any prospectus supplement together with additional information described under the caption "Where You Can Find More Information." We may only use this prospectus to sell debt securities if it is accompanied by a prospectus supplement.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC file number is 0-516. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. Our SEC filings are also available at the office of the New York Stock Exchange, 20 Broad Street, 7th Floor, New York, New York 10005. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

         The SEC allows us to "incorporate by reference" the information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update and supersede information in this prospectus and in our other filings with the SEC. We incorporate by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to termination of this offering:

          o    Our Annual  Report on Form 10-K for the year ended  December  31,
               2000;

          o Our Amended Annual Report on Form 10-K/A for the year ended December 31, 2000 (amended for the purpose of furnishing the financial statements required by Form 11-K with respect to the Sonoco Savings Plan as permitted by Rule 15d-21 under the Securities Exchange Act of 1934);

          o Our Quarterly Reports on Form 10-Q for the quarters ended April 1, 2001 and July 1, 2001; and

          o    Our current report on Form 8-K, dated September 11, 2001.

         We will provide you free copies of these filings, other than exhibits to filings unless the exhibits are specifically incorporated by reference into a filing, if you write or call us at:

         Sonoco Products Company
         Attn: Charles J. Hupfer, Vice President, Treasurer and Secretary One North Second Street
         P.O. Box 160
         Hartsville, South Carolina 29551-0160
         Telephone: (843) 383-7000.

         We have also filed a registration statement with the SEC relating to the debt securities described in this prospectus. This prospectus is part of the registration statement. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC when we registered the debt securities. The registration statement contains additional information that may be important to you.

         You should rely only on the information contained or incorporated by reference in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are only offering these debt securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents, unless the information specifically indicates that another date applies.

         Unless the context requires otherwise, references to "we," "us," and "our" mean Sonoco Products Company and its subsidiaries.

                             SONOCO PRODUCTS COMPANY

         We are a South Carolina corporation founded in Hartsville, South Carolina in 1899. We are a major global manufacturer of paperboard-based and other industrial and consumer packaging products. We are also vertically integrated into paperboard production and recovered paper collection, which means that the paperboard used in our packaging products is produced substantially from recovered paper our subsidiaries collect. We operate an extensive network of plants in the United States and have subsidiaries in Asia, Europe, Canada, Mexico, South America, Australia, and New Zealand, and affiliates in numerous locations around the world. We have made a number of acquisitions, and we expect to acquire additional companies that we believe provide meaningful opportunities in industrial and consumer markets. We may also dispose of operations when we believe that doing so is consistent with our overall goals and strategies. Our principal executive offices are located at One North Second Street, P.O. Box 160, Hartsville, South Carolina 29551-0160, Telephone No. (843) 383-7000.


                           FORWARD-LOOKING STATEMENTS

         This prospectus includes and incorporates by reference "forward-looking statements" within the meaning of the securities laws. All statements that are not historical facts are "forward-looking statements." The words "estimate," "project," "intend," "expect," "believe," "anticipate" and similar expressions identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding offsetting high raw material costs, adequacy of income tax provisions, refinancing of debt, adequacy of cash flows, effects of acquisitions and dispositions, and financial strategies and the results expected from them.

         These  forward-looking  statements  are based on current  expectations, estimates and projections about our industry, management's beliefs, and assumptions made by management. Such information includes, without limitation, discussions as to estimates, expectations, beliefs, plans, strategies, and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks and uncertainties include, without limitation:

          o    availability and pricing of raw materials;

          o    success of new product development and introduction;

          o    ability to maintain or increase productivity levels;

          o    international, national and local economic and market conditions;

          o    ability to maintain market share;

          o    pricing pressures and demand for products;

          o continued strength of our paperboard-based engineered carrier and composite can operations;

          o    anticipated results of restructuring activities;

          o ability to successfully integrate newly acquired businesses into the Company's operations;

          o    currency stability and the rate of growth in foreign markets; and

          o    actions of government agencies.

                                 USE OF PROCEEDS

         Except as we otherwise set forth in a prospectus supplement, we intend to use the net proceeds from the sale of the debt securities for general corporate purposes, including working capital, capital expenditures and the repayment or reduction of bank indebtedness and commercial paper obligations.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table shows for the periods indicated:

          o    our ratio of earnings to fixed charges, as well as
          o our ratio of earnings adjusted to exclude gains or losses on assets held for sale to fixed charges.

                                                                                               Years Ended December 31
                                                             Six Months Ended                 -----------------------
                                                               July 1, 2001     2000       1999         1998        1997       1996
                                                               ------------     ----       ----         ----        ----       ----

Ratio of Earnings to Fixed Charges .........................       2.71x       4.53x       5.27x       5.95x       1.92x       5.03x
Ratio of Earnings (adjusted) to Fixed Charges ..............       2.71x       4.46x       5.22x       4.49x       5.18x       5.03x

         For purposes of these calculations, "earnings" consist of income from operations before income taxes, fixed charges and amortization of capitalized interest, less capitalized interest. "Earnings (adjusted)" consist of earnings as described in the preceding sentence plus or minus gains or losses, respectively, on assets held for sale. "Fixed charges" consist of interest on all indebtedness, capitalized interest, amortization of bond discounts and the portion of rental expense considered to be representative of the interest factor.

                       DESCRIPTION OF THE DEBT SECURITIES

         We may from time to time issue debt securities, consisting of notes, debentures or other evidences of indebtedness, in one or more series under an Indenture dated as of June 15, 1991 between us and The Bank of New York, as Successor Trustee. The Indenture is included as an exhibit to the Registration Statement of which this Prospectus is a part. When we use the term "Debt Securities" in this Prospectus and the accompanying Prospectus Supplement, we are referring to all of the Debt Securities that may be issued under the Indenture, and not merely to the debt securities we are offering under this Prospectus and the accompanying Prospectus Supplement. We refer to the Debt Securities we are offering under this Prospectus and the accompanying Prospectus Supplement as the "Offered Debt Securities."

         Because the following is only a summary of the Indenture and the Debt Securities, it does not contain all information that you may find useful. For further information about the Indenture and the Debt Securities, you should read the Indenture and the accompanying Prospectus Supplement. Whenever we refer to particular provisions of the Indenture or terms that are defined in the Indenture, those provisions or defined terms are incorporated by reference into this Prospectus.

         The covenants in the Indenture do not necessarily protect you from a decline in our credit quality due to highly-leveraged or other transactions or events involving us.

General

         The Debt Securities will be our unsecured obligations and will rank equally with all of our other currently outstanding unsecured and unsubordinated indebtedness. Except as described under "Certain Covenants of the Company," the Indenture does not limit us or any of our Subsidiaries from incurring more indebtedness or issuing more securities. The Indenture does not restrict us or our Subsidiaries from incurring unsecured Indebtedness and does not contain financial or similar restrictions on us or any of our Subsidiaries. Our rights and the rights of our creditors, including holders of debt securities, to participate in any distribution of assets of any of our Subsidiaries upon the

Subsidiary's   liquidation  or   reorganization  or  otherwise  are  effectively
subordinated to the claims of the Subsidiary's creditors, except to the extent that we or any of our creditors may be a creditor of that Subsidiary.

         The Debt Securities of any series may be issued in definitive form or, if provided in the Prospectus Supplement relating to the series, may be represented in whole or in part by a global Security or Securities, which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or other successor depositary that we may appoint (the "Depositary"), and registered in the name of the Depositary's nominee. Each Debt Security represented by a global Security is referred to in this Prospectus as a "Book-Entry Security."

         The Indenture does not limit the amount of Debt Securities or of any particular series of Offered Debt Securities that may be issued thereunder or otherwise and provides that Debt Securities may be issued thereunder from time to time in one or more series. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without notice to or the consent of any holder, for issuances of additional Debt Securities of that series, and the additional Debt Securities will be consolidated and form a single series with those Debt Securities.

         You should look in the Prospectus Supplement for the following terms of the Offered Debt Securities:

          o    the title of the Offered Debt Securities;

          o any limit on the aggregate principal amount of the Offered Debt Securities;

          o the price (expressed as a percentage of the aggregate principal amount thereof) at which the Offered Debt Securities will be issued;

          o the date or dates on which the principal of the Offered Debt Securities will be payable;

          o the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any, or the method of determining such rate or rates;

          o the date or dates from which interest, if any, on the Offered Debt Securities will accrue or the method of determining such date or dates, the dates on which interest, if any, will be payable, the date on which payment of interest, if any, will commence, and the regular record dates for interest payment dates, if any;

          o the period or periods within which, the price or prices at which and the terms and conditions upon which the Offered Debt Securities may be redeemed, in whole or in part, at our option;

          o our obligation, if any, to redeem or purchase Offered Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a Holder, and the periods within, the prices at, and the terms and conditions upon which such Offered Debt Securities shall be redeemed or purchased;

          o    if it is other than the principal  amount,  the amount of Offered
               Debt Securities which shall be payable upon declaration of acceleration of the maturity thereof;

          o if other than U.S. dollars, the currency (including composite currencies) in which payment of principal of (and premium, if any) and/or interest on the Offered Debt Securities shall be payable;

          o any currency (including composite currencies) other than the stated currency of the Offered Debt Securities in which the principal of (and premium, if any) and/or interest on the Offered Debt Securities may, at our election or the election of the Holders, be payable, and the periods within which, and terms and conditions upon which, such election may be made;

          o if the amount of payments of principal of (and premium, if any) and/or interest on the Offered Debt Securities may be determined with reference to an index based on a currency (including composite currencies) other than the stated currency of the Debt Securities, the manner in which such amounts shall be determined;

          o our right, if any, to defease the Offered Debt Securities or certain covenants under the Indenture;

          o whether any of the Offered Debt Securities shall be Book-Entry Securities and, in such case, the Depositary for such Book-Entry Securities;

          o the terms and conditions, if any, pursuant to which the Debt Securities may be converted or exchanged for the cash value of other securities issued by us or by a third party; and

          o any other terms relating to the Offered Debt Securities (which are not inconsistent with the Indenture).

         Unless otherwise provided and except with respect to Book-Entry Securities, principal of and premium, if any, and interest, if any, on the Debt Securities will be payable, and the transfer of the Debt Securities will be registrable, at the Corporate Trust Office of the Trustee. We have the option of paying interest by mailing a check to, or making a wire transfer to, the Holders of record entitled to the payment.

         For a description of payments of principal of, premium, if any, and interest on, and transfer of, Book-Entry Securities, and exchanges of global Securities representing Book-Entry Securities, see "Book-Entry Securities."

         Unless otherwise indicated in the Prospectus Supplement relating thereto and except with respect to Book-Entry Securities, the Debt Securities will be issued only in fully registered form without coupons and in denominations of $1,000 or any multiple thereof. No service charge will be made for any registration of transfer or exchange of the Offered Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such Original Issue Discount Securities will be described in the Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for the declaration of acceleration of the maturity of an amount less than the principal amount thereof upon the occurrence of an Event of Default and the continuation thereof.

Certain Covenants of The Company

Restriction on Liens

         The Indenture provides that, so long as any Debt Securities are Outstanding, we will not issue, assume or guarantee, and we will not permit any Domestic Subsidiary to issue, assume or guarantee, any Indebtedness which is secured by a mortgage, pledge, security interest, lien or encumbrance (any mortgage, pledge, security interest, lien or encumbrance is referred to as a "lien" or "liens") of or upon any of our currently owned or later acquired assets, or any such assets of a Domestic Subsidiary without effectively providing that the Debt Securities (together with, if we shall so determine, any of our other Indebtedness that ranks equally with the Debt Securities) shall be equally and ratably secured by a lien ranking ratably with and equal to (or at our option, prior to) such secured Indebtedness; provided, however, that the foregoing restriction shall not apply to:

          o liens on any assets of any corporation existing at the time such corporation becomes a Domestic Subsidiary;

          o liens on any assets existing at the time of our acquisition of such assets or acquisition of such assets by a Domestic Subsidiary, or liens to secure the payment of all or any part of the purchase price of such assets upon our acquisition of such assets or acquisition of such assets by a Domestic Subsidiary or to secure any Indebtedness incurred, assumed or guaranteed by us or a Domestic Subsidiary prior to, at the time of, or within 180 days after such acquisition (or in the case of real property, the completion of construction (including any improvements on an existing asset) or commencement of full operation of such asset, whichever is later) which Indebtedness is incurred, assumed or guaranteed for the purpose of financing all or any part of the purchase price thereof or, in the case of real property, construction or improvements thereon; provided, however, that in the case of any such acquisition, construction or improvement, the lien shall not apply to any assets theretofore owned by us or a Domestic Subsidiary, other than, in the case of any such construction or improvement, any real property on which the property so constructed, or the improvement, is located;

          o liens on any assets to secure Indebtedness of a Domestic Subsidiary to us or to any wholly owned Domestic Subsidiary;

          o liens on any assets of a corporation existing at the time such corporation is merged into or consolidated with us or a Domestic Subsidiary or at the time of a purchase, lease or other acquisition by us or a Domestic Subsidiary of the assets of a corporation or firm as an entirety or substantially as an entirety;

          o liens on any of our assets or assets of a Domestic Subsidiary in favor of the United States or any State thereof, or any department, agency or instrumentality or political subdivision of the United States or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the assets subject to such liens (including, but not limited to, liens incurred in connection with pollution control, industrial revenue or similar financings);

          o any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to in the foregoing clauses; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the assets which secured the lien so extended, renewed or replaced (plus improvements and construction on real property);

          o liens not permitted by the clauses above if at the time of, and after giving effect to, the creation or assumption of any such lien, the aggregate amount of all of our Indebtedness and all Indebtedness of our Domestic Subsidiaries secured by all such liens not so permitted by the clauses above together with the Attributable Debt in respect of Sale and Lease-Back Transactions permitted by the Indenture do not exceed 10% of Consolidated Net Tangible Assets.

Restriction on Sale and Lease-Back Transactions

         The Indenture also provides that we will not, and will not permit any Subsidiary to, enter into any arrangement with any person providing for the leasing by us or a Domestic Subsidiary of any property or assets, other than any such arrangement involving a lease for a term, including renewal rights for not more than 3 years, whereby such property or asset has been or is to be sold or transferred by us or any Domestic Subsidiary to such person (referred to as a "Sale and Lease-Back Transaction"), unless:

          o we or such Domestic Subsidiary would, at the time of entering into a Sale and Lease-Back Transaction, be entitled to incur Indebtedness secured by a lien on the property or asset to be leased in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction without equally and ratably securing the Debt Securities pursuant to the Indenture; or

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

          o the proceeds of the sale of the property or assets to be leased are at least equal to the fair value of such property or assets (as determined by our Board of Directors) and an amount equal to the net proceeds from the sale of the property or assets so leased is applied, within 180 days of the effective date of any such Sale and Lease-Back Transaction, to the purchase or acquisition (or, in the case of property, the construction) of property or assets or to the retirement (other than at maturity or pursuant to a mandatory sinking fund or redemption provision) of Debt Securities or of our Funded Indebtedness or Funded Indebtedness of a consolidated Domestic Subsidiary ranking on a parity with or senior to the Debt Securities.

Applicability of Covenants

         Any series of Debt Securities may provide that any one or more of the covenants described above shall not be applicable to the Securities of such series if certain conditions are met.

Certain Definitions

         "Attributable Debt", when used in connection with a Sale and Lease-Back transaction referred to above, means, as of any particular time, the aggregate of present values (discounted at a rate per annum equal to the average interest borne by all Outstanding Securities determined on a weighted average basis and compounded semi-annually) of our obligations or obligations of any Subsidiary for net rental payments during the remaining term of all leases (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease of any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, reconstruction, insurance, taxes, assessments, water rates or similar charges.

         "Consolidated Net Tangible Assets" means at any date, the total assets appearing on our most recently prepared consolidated balance sheet as of the end of a fiscal quarter, prepared in accordance with generally accepted accounting principles at the time of calculation, less (a) all current liabilities as shown on such balance sheet and (b) intangible assets.

         "Intangible assets" means the value (net of any applicable reserves), as shown on or reflected in such balance sheet of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organizational costs; and (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); but in no event shall the term "intangible assets" include product development costs.

         "Domestic Subsidiary" means any Subsidiary (a) incorporated under the laws of the United States or any state, territory or possession thereof, or the Commonwealth of Puerto Rico, (b) the operations of which are substantially conducted in the United States or its territories or possessions, or in the Commonwealth of Puerto Rico, or (c) a substantial portion of the assets of which are located in the United States or its territories or possessions or in the Commonwealth of Puerto Rico. A "wholly owned Domestic Subsidiary" is any Domestic Subsidiary of which all Outstanding securities having the voting power to elect the Board of Directors of such Domestic Subsidiary (irrespective of whether or not at the time securities of any other class or classes of such Domestic Subsidiary shall have or might have voting power by reason of the happening of any contingency) are at the time directly or indirectly owned or controlled by us, or by one or more wholly owned Domestic Subsidiaries, or by us and one or more wholly owned Domestic Subsidiaries.

         "Funded Indebtedness" means any Indebtedness maturing by its terms more than one year from the date of the determination thereof, including any Indebtedness renewable or extendible at the option of the obligor to a date later than one year from the date of the determination thereof.

         "Indebtedness" means (i) all obligations for borrowed money, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments,


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

(iii) all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto), (iv) all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (v) all obligations as lessee which are capitalized in accordance with generally accepted accounting principles at the time of calculation, and (vi) all Indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries are otherwise responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others).

         "Subsidiary" means any corporation of which at least a majority of Outstanding securities having the voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether or not at the time securities of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by us, or by one or more of the Subsidiaries, or by us and one or more Subsidiaries.

Events of Default

         An Event of Default with respect to the Debt Securities of any series is defined in the Indenture as:

          o default in payment of principal of or premium, if any, on any Debt Security of that series at maturity;

          o default for 30 days in payment of interest on any Debt Security of that series;

          o default in the deposit of any sinking fund payment when due in respect of that series;

          o our failure to perform any other of the covenants or warranties in the Indenture (other than a covenant or warranty where such failure to perform or breach is dealt with elsewhere in the events of default section of the Indenture, or a covenant or warranty included in the Indenture solely for the benefit of a series of Debt Securities other than that series) continued for 60 days after due notice by the Trustee or by Holders of at least 10% in principal amount of the Outstanding Debt Securities of that series;

          o a default under any bond, debenture, note or other evidence of our Indebtedness (including a default with respect to Debt Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any of our current or future Indebtedness (including this Indenture), which default constitutes a failure to pay such Indebtedness in a principal amount in excess of $10 million when due and payable at final maturity after the expiration of any applicable grace period or shall have resulted in such Indebtedness in a principal amount in excess of $10 million becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such Indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 15 days after there shall have been given, by overnight mail or other same day or overnight delivery service which can provide evidence of delivery, to us by the Trustee, or to us and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series, a written notice specifying such default and requiring us to cause such Indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a Notice of Default under the Indenture;

          o    certain events of bankruptcy, insolvency or reorganization; and

          o any other Event of Default provided with respect to Debt Securities of that series.

         The Indenture provides that, if any Event of Default with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, either the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Debt Securities as may be specified in the terms thereof) of all Debt Securities of that series to be due and payable immediately. However, upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or premium, if any, or interest, if any, on the Debt Securities of that series and certain other specified defaults) may be waived by the Holders of a majority in principal amount of the Outstanding Debt Securities of that series on behalf of the Holders of all Debt Securities of that series.

         Please refer to the Prospectus Supplement relating to each series of Outstanding Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

         The Indenture provides that the Trustee will, within 90 days after the occurrence of a default with respect to Debt Securities of any series at the time Outstanding, give to the Holders of the Outstanding Debt Securities of that series notice of such default known to it if uncured or not waived. However, except in the case of default in the payment of principal of or premium, if any, or interest on any Debt Security of that series, or in the payment of any sinking fund installment, the Trustee may withhold such notice if the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of the Outstanding Debt Securities of such series. The Indenture also provides that such notice shall not be given until at least 30 days after the occurrence of a default or breach with respect to Outstanding Debt Securities of any series in the performance of a covenant or warranty in the Indenture other than for the payment of the principal of or premium, if any, or interest on any Debt Security of such series or the deposit of any sinking fund payment with respect to the Debt Securities of such series. The term default with respect to any series of Outstanding Debt Securities for the purpose of this provision means any event that is, or after notice or lapse of time or both would become, an Event of Default as specified in the Indenture relating to such series of Outstanding Debt Securities.

         The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the Holders of any series of Outstanding Debt Securities before proceeding to exercise any right or power under the Indenture at the request of the Holders of such series of Debt Securities. The Indenture provides that the Holders of a majority in principal amount of Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred on the Trustee, with respect to the Debt Securities of such series provided that the Trustee may decline to act if such direction is contrary to law or the Indenture. In the case of Book-Entry Securities, the Indenture requires the Trustee to establish a record date for purposes of determining which Holders are entitled to join in such direction.

         No Holder of a Debt Security will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

          o the Holder has previously given to the Trustee written notice of a continuing event of default regarding the Debt Securities of that series;

          o Holders of at least 25% in aggregate principal amount of the Outstanding Debt Securities of that series have made a written request to the Trustee to institute the proceeding and the Holder or Holders have offered reasonable indemnity to the Trustee; and

          o the Trustee has failed to institute the proceeding, and has not received from the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with that request, within 60 days after the notice, request and offer.

However, these limitations do not apply to a suit instituted by a Holder of a Debt Security to enforce payment of the principal of, premium, if any, or interest on the Debt Security on or after the applicable due date specified in the Debt Security.

         The Indenture includes a covenant that we will file annually with the Trustee a certificate specifying whether, to the best knowledge of the signers, we are in default under the Indenture.

Modification of the Indenture and Waiver of Covenants

         We and the Trustee may make agreed modifications and amendments to the Indenture, without the consent of any Holder of any Debt Security of any series, to add covenants and Events of Default, and to make provisions with respect to other matters and issues arising under the Indenture, provided that any such provision does not adversely affect the rights of the Holders of Debt Securities of any series.

         The Indenture contains provisions permitting us and the Trustee, with the consent of the Holders of not less than 66 2/3% in principal amount of Outstanding Debt Securities of each series affected thereby, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of Outstanding Debt Securities of such series, except that no such supplemental indenture may, without the consent of the Holder of each Outstanding Debt Security affected thereby, (a) change the Stated Maturity, or reduce the principal amount, the premium, if any, thereon or the rate of payment of interest thereon, of any Debt Security of any series, (b) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for any supplemental indenture or for waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or (c) effect certain other changes. The Indenture also permits us to omit compliance with certain covenants in the Indenture with respect to Debt Securities of any series upon waiver by the Holders of not less than 66 2/3% in principal amount of Outstanding Debt Securities of such series.

Consolidation, Merger and Sale of Assets

         The Indenture contains a provision permitting us, without the consent of the Holders of any of the Outstanding Debt Securities under the Indenture, to consolidate with or merge into any other entity or transfer or lease its assets substantially as an entirety to any person provided that:

          o the successor is an entity organized and validly existing under the laws of any United States domestic jurisdiction;

          o    the  successor   entity  assumes  our  obligations  on  the  Debt
               Securities and under the Indenture;

          o after giving effect to the transaction no Event of Default, and no event which, after notice or lapse of time, would become an Event of Default, shall have happened and be continuing; and

          o    certain other conditions are met.

Book-Entry Securities

         The following description of Book-Entry Securities will apply to any series of Debt Securities issued in whole or in part in the form of a global Security or Securities except as otherwise provided in the Prospectus Supplement relating thereto.

         Upon issuance, all Book-Entry Securities of like tenor and having the same date of original issue will be represented by one or more global Securities. Each global Security representing Book-Entry Securities will be deposited with, or on behalf of, the Depositary, which will be a clearing agent registered under the Exchange Act. The global Security will be registered in the name of the Depositary or a nominee of the Depositary.

         Ownership of beneficial interests in a global Security representing Book-Entry Securities will be limited to institutions that have accounts with the Depositary or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in such a global Security only will be evidenced by, and the transfer of that ownership interest only will be effected through, records maintained by the Depositary or its nominee for such global Security. Ownership of beneficial interest in such a global Security by persons that hold through participants only will be evidenced by, and the transfer of that ownership interest within such participant only will be effected through, records maintained by such participant. The laws of some jurisdictions require that

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certain  purchasers of securities  take physical  delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a global Security.

         Payment of principal of and any premium and interest on Book-Entry Securities represented by any global Security registered in the name of or held by the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owners and Holder of the global Security representing such Book-Entry Securities. None of us, the Trustee or any agent of ours or the Trustee will have any responsibility or liability for any aspect of the Depositary's records or any participant's records relating to or payments made on account of beneficial ownership interests in a global Security representing such Book- Entry Securities or for maintaining, supervising or reviewing any of the Depositary's records or any participant's records relating to such beneficial ownership interests. Payments by participants to owners of beneficial interests in a global Security held through such participants will be governed by the Depositary's procedures, as is now the case with securities held for the accounts of customers registered in "street name," and will be the sole responsibility of such participants.

         No global Security described above may be transferred except as a whole by the Depositary for such global Security to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary.

         A global Security representing Book-Entry Securities is exchangeable for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount, only if:

          o the Depositary notifies us that it is unwilling or unable to continue as Depositary for such global Security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act,

          o    we, in our sole  discretion  determine that such global  Security
               shall  be   exchangeable   for  definitive   Debt  Securities  in
               registered form, or

          o there shall have occurred and be continuing an Event of Default with respect to the Debt Securities.

         Any global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable in whole for definitive Debt Securities in registered form, of like tenor and of an equal aggregate principal amount, and, unless otherwise specified in the Prospectus Supplement relating thereto, in denominations of $1,000 and integral multiples thereof. Such definitive Debt Securities shall be registered in the name or names of such person or persons as the Depositary shall instruct the Trustee. It is expected that such instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in such global Security.

         Except as provided above, owners of beneficial interests in such global Security will not be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the Holders thereof for any purpose under the Indenture, and no global Security representing Book-Entry Securities shall be exchangeable, except for another global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee. Accordingly, each person owning a beneficial interest in such global Security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a Holder under the Indenture. We understand that under existing industry practices, in the event that we request any action of Holders, or an owner of a beneficial interest in such global Security desires to give or take any action that a Holder is entitled to give or take under the Indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participant to give or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

         The information contained in this section regarding the Depositary and its procedures is based on publicly available information reviewed by us. The rules applicable to the Depositary and its participants are on file with the SEC.

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

Defeasance  of  Offered  Debt   Securities  or  Certain   Covenants  in  Certain
Circumstances

         Defeasance and Discharge

         The Indenture provides that the terms of any series of Debt Securities may provide that we will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, to replace stolen, lost or mutilated Debt Securities of such series, to maintain paying agencies and hold moneys for payment in trust) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations or, in the case of Debt Securities denominated in foreign currencies, money and/or Foreign Government Securities, which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay any installment of principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. Such discharge may only occur if, among other things, we have delivered to the Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to Holders of the Debt Securities of such series; and such discharge will not be applicable to any Debt Securities of such series then listed on the New York Stock Exchange or any other securities exchange if the provision would cause said Debt Securities to be de-listed as a result thereof.

         Defeasance of Certain Covenants

         The Indenture provides that the terms of any series of Debt Securities may provide us with the option to omit to comply with certain restrictive covenants described in Sections 1008 and 1009 of the Indenture. In order to exercise such option, we will be required to deposit with the Trustee money and/or U.S. Government Obligations or, in the case of Debt Securities denominated in foreign currencies, money and/or Foreign Government Securities, which, through the payment of interest and principal thereof in accordance with their terms, will provide money in an amount sufficient to pay principal (and premium, if any) and interest on, and any mandatory sinking fund payments in respect of, the Debt Securities of such series on the stated maturity of such payments in accordance with the terms of the Indenture and such Debt Securities. We will also be required to deliver to the Trustee an opinion of counsel to the effect that the deposit and related covenant defeasance will not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for federal income tax purposes. In the event we exercise this option and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations or Foreign Government Securities, as the case may be, on deposit with the Trustee will be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. However, we shall remain liable for such payments.

         The Prospectus Supplement will state if any defeasance provision will apply to the Offered Debt Securities.

Trustee

         The Trustee may resign or be removed with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to such series. In the event that two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the Indenture separate and apart from the trust administered by any other such Trustee, and any action described herein to be taken by the "Trustee" may then be taken by each such Trustee with respect to, and only with respect to, the one or more series of Securities for which it is Trustee.

         We maintain customary banking relationships with the Trustee.

                              PLAN OF DISTRIBUTION

         We may sell the Offered Debt Securities in four ways:

          o    directly to purchasers,

          o    through agents,

          o    through underwriters, and

          o    through dealers.

         We may solicit offers to purchase Debt Securities directly, or we may designate agents from time to time to solicit offers to purchase. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities will be named, and any commissions payable by us to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment. We will have the sole right to accept offers to purchase Debt Securities and may reject any proposed offer in whole or in part. Agents shall have the right, in their sole discretion, to reject any offer received by them to purchase the Debt Securities in whole or in part. Agents may be entitled under agreements which may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

         If we use an underwriter or underwriters in the sale of the Debt Securities, we will execute an underwriting agreement with such underwriters at the time of the sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities to the public. The obligations of the underwriters to purchase the Debt Securities will be subject to conditions, including the approval of some legal matters by underwriters' counsel. The underwriters will be obligated to purchase all of the Debt Securities offered if any are purchased. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

         If we use a dealer in the sale of the Debt Securities, we will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act.

         If we offer and sell Debt Securities directly to a purchaser or purchasers, purchasers involved in the reoffer or resale of such Debt Securities who may be deemed to be underwriters as that term is defined in the Securities Act, will be named and the terms of such reoffers or resales will be set forth in a Prospectus Supplement. Such purchasers may then reoffer and resell such Debt Securities to the public or otherwise at varying prices to be determined by such purchasers at the time of resale or as otherwise described in the Prospectus Supplement. Purchasers of Debt Securities directly from us may be entitled under agreements which they may enter into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of their business or otherwise.

         The place and time of delivery for the Debt Securities will be as set forth in the Prospectus Supplement.

                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to our Annual Report on Form 10-K/A for the year ended December 31, 2000 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                         VALIDITY OF THE DEBT SECURITIES

         The validity of the Offered Debt Securities will be passed upon for us by Haynsworth Sinkler Boyd, P.A., Columbia, South Carolina, our general counsel, and for any underwriter, dealer or agent by counsel to such underwriter, dealer or agent named in the Prospectus Supplement. In rendering their opinions, underwriters' counsel may rely on Haynsworth Sinkler Boyd, P.A., as to certain matters of South Carolina law. Various attorneys in the firm of Haynsworth Sinkler Boyd, P.A., and members of their immediate families own or have beneficial interests in shares of our common stock.

================================================================================

                                $---------------




                             Sonoco Products Company




                             [Sonoco Products Logo]




                              ___% Notes Due ______________, 20___



                             -----------------------

                              Prospectus Supplement

                                 _________, 2001


                             -----------------------


                          Joint Book - Running Managers

Banc of America Securities LLC                       Credit Suisse First Boston

                             -----------------------

Wachovia Securities
                 Deutsche Banc Alex. Brown
                                       SunTrust Robinson Humphrey
                                                               BMO Nesbitt Burns

================================================================================